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As filed with the Securities and Exchange Commission on January 9, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3775816 (I.R.S. Employer Identification No.)

19001 So. Western Avenue, Torrance, California (Address of Principal Executive Offices)	90509 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act Registration statement file number to which this form relates: 333-84692

Securities to be registered pursuant to Section 12(b) of the Act

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

$350,000,000 principal amount of 2.80% fixed rate debt securities maturing January 18, 2006
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The securities to be registered hereunder are $350,000,000 principal amount of 2.80% fixed rate debt securities of Toyota Motor Credit Corporation maturing January 18, 2006. Incorporated herein by reference herein is the description of these debt securities contained in the Prospectus dated April 3, 2002, the Prospectus Supplement thereto dated April 4, 2002 and the Pricing Supplement relating to these debt securities dated December 11, 2002, all comprising parts of the Registration Statement of Toyota Motor Credit Corporation (File No. 333-84692) declared effective by the Securities and Exchange Commission April 3, 2002.

Item 2. Exhibits.

        The following exhibits are filed as part of this report:

Exhibit Numbers	Description of Document

1.	Toyota Motor Credit Corporation's Registration Statement on Form S-3, as amended, together with all exhibits thereto, filed under the Securities Act of 1933, as amended, declared effective by the Commission on April 3, 2002 (File No. 333-84692), which is incorporated herein by reference and referred to below as the "Registration Statement".
2.1.
Specimen of note representing Toyota Motor Credit Corporation's $350,000,000 principal amount of 2.80% fixed rate debt securities maturing January 18, 2006 (incorporated herein by reference to Exhibit 4.2(a) filed with Toyota Motor Credit Corporation's Current Report on Form 8-K dated April 4, 2002, Commission File No. 1-9961).
2.2
Indenture dated as of August 1, 1991 between Toyota Motor Credit Corporation and JPMorgan Chase Bank (formerly The Chase Manhattan Bank, N.A.) (incorporated herein by reference to Exhibit 4.1(a) of the Registration Statement, which in turn incorporates the same as the same numbered exhibit filed with Toyota Motor Credit Corporation's Registration Statement on Form S-3, File No. 33-52359).
2.3
First Supplemental Indenture dated as of October 1, 1991 among Toyota Motor Credit Corporation, Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) and JPMorgan Chase Bank (formerly The Chase Manhattan Bank, N.A.) (incorporated herein by reference to Exhibit 4.1(b) of the Registration Statement, which in turn incorporates the same as the same numbered exhibit filed with Toyota Motor Credit Corporation's Registration Statement on Form S-3, File No. 33-52359).

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ GEORGE E. BORST George E. Borst President and Chief Executive Officer

Dated: January 9, 2002

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES